Exhibit 10.3

EXECUTION COPY

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is dated as of March 6, 2008 and entered into by and among POWER-ONE, INC., a Delaware corporation (“Company”), each of THE UNDERSIGNED DIRECT AND INDIRECT SUBSIDIARIES of Company (each of such undersigned Subsidiaries being a “Subsidiary Pledgor” and collectively “Subsidiary Pledgors,”) and each Additional Pledgor that may become a party hereto after the date hereof in accordance with Section 17 hereof (each of Company, Subsidiary Pledgors and each Additional Pledgor being a “Pledgor” and collectively “Pledgors”), and PWER BRIDGE, LLC, a Nevada limited liability company (in such capacity herein called “Secured Party”).

PRELIMINARY STATEMENTS

A.            Company and Secured Party are parties to a Term Loan Agreement dated as of September 28, 2006 (said loan agreement, as it may hereafter be amended, supplemented, amended and restated or otherwise modified from time to time, being the “Loan Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined) and a Promissory Note dated as of October 23, 2006 (said note, as it may hereafter be amended, supplemented, amended and restated or otherwise modified from time to time, being the “Note”, and together with the Loan Agreement, the “Loan Documents”).  The Loan Documents evidence a loan from Secured Party to Borrower in the original principal amount of Fifty Million Dollars ($50,000,000).

B.            The maturity date of the Loan pursuant to the Note is April 30, 2008.  Company has requested Secured Party to extend the maturity date to April 30, 2010.

C.            As a condition to extending the maturity date of the Loan, Secured Party has required Company to grant the security interests and undertake the obligations  contemplated by this Agreement.

D.            Each Pledgor is the legal and beneficial owner of certain shares of stock, partnership interests, interests in joint ventures, limited liability company interests and other equity interests (“Equity Interests”) in one or more Persons and/or certain other assets and property described herein.

NOW, THEREFORE, in consideration of the agreements set forth herein and in order to induce Secured Party to extend the Loan, each Pledgor hereby agrees with Secured Party as follows:

SECTION 1.         Certain Definitions.  The following terms used in this Agreement shall have the following meanings:

“Bankruptcy Code” means Title 11 of the United States Code, as now or hereafter in effect.

“Contractual Obligation”, as applied to any Person, means any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                “Copyrights” means all items under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas.

                “Copyright Registrations” means all copyright registrations issued to any Pledgor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries.

                “Copyright Rights” means all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements), the right (but not the obligation) to renew and extend Copyright Registrations and any such rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of any Pledgor or in the name of Secured Party for past, present and future infringements of the Copyrights and any such rights.

 “Counterpart” means a counterpart to this Agreement entered into by the Company or a subsidiary of Company pursuant to Section 17 hereof.

“Domestic Subsidiary” means any subsidiary of Company that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

“Foreign Subsidiary” means any subsidiary of Company that is not a Domestic Subsidiary.

                “Grant” means a Grant of Trademark Security Interest, substantially in the form of Exhibit I annexed hereto, and a Grant of Patent Security Interest, substantially in the form of Exhibit II annexed hereto, and a Grant of Copyright Security Interest, substantially in the form of Exhibit III annexed hereto.

                “Intellectual Property Collateral” means, with respect to any Pledgor all right, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all

(a)           Copyrights, Copyright Registrations and Copyright Rights, including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of such Pledgor), authored (as a work for hire for the benefit of such Pledgor), or acquired by such Pledgor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world;

(b)           Patents;

(c)           Trademarks, Trademark Registrations, the Trademark Rights and goodwill of such Pledgor’s business symbolized by the Trademarks and associated therewith;

(d)           all trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas, and all other proprietary information;

                (e)           all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits).

                “IP Supplement” means an IP Supplement, substantially in the form of Exhibit IV annexed hereto.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                “Patents” means all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by a Pledgor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Pledgor in whole or in part, all rights (but not obligations) corresponding thereto to sue for past, present and future infringements and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof.

 “Permitted Liens” means (i) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or currently payable without penalty or being contested in good faith by appropriate proceedings; (ii) any attachment or judgment Lien not constituting an Event of Default under Section 6.1(g) of the Loan Agreement; and (iii) landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens, and vendors’ Liens imposed by statute or common law not securing the repayment of indebtedness, arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings.

“Permitted Securities” means (i) any security issued under any Company employee, officer and/or director stock or option plan reflected in the financial statements contained in Company’s September 30, 2007 Form 10-Q, whether directly or upon exercise of any option or other security issued thereunder and (ii) warrants for shares of Company’s common stock or securities issued in connection with the exercise thereof.

“Person” means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                “Trademarks” means all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by a Pledgor, or hereafter adopted and used, in its business.

                “Trademark Registrations” means all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications set forth on Schedule VII annexed hereto).

                “Trademark Rights” means all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries.

“UCC” means the Uniform Commercial Code, as it exists on that date of the Agreement or as it may hereafter be amended in the State of California.

SECTION 2.         Pledge of Security.  Each Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of such Pledgor’s right, title and interest in and to the following (the “Pledged Collateral”):

(a)           (i)            with respect to Company, all of Company’s Equity Interests now or hereafter owned in:

                                                                (A)          any Domestic Subsidiary that is or subsequently becomes a first tier subsidiary of Company (other than PAI Capital LLC), and

                                                                (B)           any Foreign Subsidiary that is currently a first tier subsidiary of Company (other than Power-One I/S);

                                                (ii)           with respect to P-O Nevada Corp., all of P-O Nevada Corp.’s Equity Interests now or hereafter owned in Power-One I/S; and

                                                (ii)           with respect to PAI Capital LLC, all of PAI Capital LLC’s Equity Interests now or hereafter owned in Power-One Asia Pacific Electronics (Shenzhen) Co, Ltd.;

in each case, whether such Equity Interests are classified as investment property or general intangibles under the UCC, and shall include all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any Equity Interest, and shall include those owned on the date hereof and described in Schedule I for such Pledgor, the certificates or other instruments representing any of the foregoing and any interest of such

Pledgor, and all such interests hereafter acquired by Pledgors (or any of them) and in the entries on the books of any securities intermediary pertaining thereto (the “Pledged Equity”), and all distributions, dividends, and other property received, receivable or otherwise distributed in respect of or in exchange therefore;

provided, that, if the issuer of any such Pledged Equity is a controlled foreign corporation (as such term is defined in Section 957(a) of the Internal Revenue Code of 1986, as amended), the Pledged Equity shall not include any Equity Interests of such issuer to the extent that creation of a security interest by Pledgor in such Equity Interests could reasonably be expected to result in material adverse tax consequences to Company, it being acknowledged and agreed that the creation of a security interest in Equity Interests possessing up to 66% of the voting power of all classes of Equity Interests of such issuer entitled to vote will not result in such adverse tax consequences;

(b)   the assets and property described in Schedule II for such Pledgor, whether now owned or hereafter acquired by such Pledgor and howsoever its interest therein may arise or appear (whether by ownership, security interest, claim or otherwise (the “Pledged Assets”);

(c)   all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Pledged Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(d)   to the extent not covered by clauses (a) and (b) above, all proceeds of any or all of the foregoing Pledged Collateral.  For purposes of this Agreement, the term “proceeds” includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to Pledgors or Secured Party from time to time with respect to any of the Pledged Collateral.

SECTION 3.         Security for Obligations.  This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)), of all obligations and liabilities of every nature of Company now or hereafter existing under or arising out of or in connection with this Agreement or any of the Loan Documents, together with all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to any Pledgor, would accrue on such obligations, whether or not a claim is allowed against such Pledgor for such interest in the related bankruptcy proceeding), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party as a preference, fraudulent transfer or otherwise; all other loans and future advances made by Secured Party to any Pledgor and all other debts, obligations and liabilities of each Pledgor or every kind and character now or hereafter existing in favor of Secured Party, whether direct or indirect, primary or secondary, joint or several, fixed or contingent, secured or unsecured, and whether originally payable to Secured Party or to a third party and subsequently acquired by Secured Party, it being contemplated that any Pledgor may hereafter become indebted to Secured Party for such further debts, obligations and liabilities; and all obligations of every nature of Pledgors now or hereafter existing under this Agreement (all such obligations of Pledgors being the “Secured Obligations”).

SECTION 4.         Delivery of Pledged Equity.  In the case of Pledged Equity consisting of certificated securities or instruments, all such certificates or instruments representing or evidencing such Pledged Equity shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by the applicable Pledgor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.  Upon the occurrence and during the continuation of an Event of Default, Secured Party shall have the right, without notice to Pledgors, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Equity.

SECTION 5.         Representations and Warranties.  Each Pledgor represents and warrants as follows:

(a)   Organization and Powers.  Such Pledgor is duly organized, validly existing and in good standing (solely in the case of an entity incorporated or organized under the laws of the United States of America or any state thereof or in any other jurisdiction in which an entity may be in good standing) and has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into this Agreement and carry out the transactions contemplated hereby.

(b)   Good Standing.  Such Pledgor is qualified to do business and in good standing (solely in the case of an entity incorporated or organized under the laws of the United States of America or any state thereof or in any other jurisdiction in which an entity may be in good standing) wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be so qualified or in good standing has not had and will not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of such Pledgor and its subsidiaries, taken as a whole.

(c)   Binding Obligation.  This Agreement is the legally valid and binding obligation of such Pledgor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally.

(d)   Due Authorization, etc. of Pledged Collateral.  All of the Pledged Equity described on Schedule I for such Pledgor has been duly authorized and validly issued and is fully paid and non-assessable.

(e)   Description of Pledged Collateral.  Except as set forth in Section 2(a)(i)(C) and on Schedule I, the Pledged Equity constitutes all of the issued and outstanding Equity Interests in each issuer thereof (subject to the proviso to Section 2(a)), and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any securities, or rights or interest in any securities, of any of the issuers of any of the Pledged Equity or any of the properties or assets of any of such issuers.  Schedule I for such Pledgor sets forth all of the Pledged Equity owned by such Pledgor.

(f)    Ownership of Pledged Collateral.  Such Pledgor is the legal, record and beneficial owner of the Pledged Collateral and its interests in the Pledged Collateral are free and clear of any Lien except for the security interest created by this Agreement.

(g)   Governmental Authorizations.  No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge by such Pledgor of the Pledged Collateral pursuant to this Agreement and the grant by such Pledgor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by such Pledgor, or (iii) the exercise by Secured Party of the voting or other rights, or the remedies in respect of the Pledged Collateral, provided for in this Agreement (except as may be required in connection with a disposition of Pledged Collateral by laws affecting the offering and sale of securities generally).

(h)   Perfection.  Upon (i) the filing of UCC financing statements naming such Pledgor as “debtor,” naming Secured Party as “secured party” and describing the Pledged Collateral in the filing offices set forth on Schedule III, (ii) in the case of Pledged Collateral consisting of certificated securities or evidenced by instruments, in addition to filing such financing statements, delivery of the certificates representing such certificated securities and delivery of such instruments to Secured Party, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank (and in the case of Pledged Collateral issued by a foreign issuer, any actions required under foreign law to perfect a security interest in such Pledged Collateral), and (iii) in the case of the Intellectual Property Collateral, in addition to the filing of such UCC financing statements, the recordation of a Grant with the applicable IP Filing Office, the security interests in the Pledged Collateral, granted to Secured Party, will constitute perfected security interests in the Pledged Collateral prior to all other Liens, securing the payment of the Secured Obligations

(i)    Office Locations; Type and Jurisdiction of Organization.  Such Pledgor’s name as it appears in official filings in its jurisdiction of organization, type of organization (i.e. corporation, limited liability company, etc.), jurisdiction of organization, principal place of business, chief executive office, office where such Pledgor keeps its records regarding the Pledged Collateral, and organization number provided by the applicable government authority of the jurisdiction of organization are set forth on Schedule IV annexed hereto or the applicable Counterpart.

(j)    Names.  No Pledgor (or predecessor by merger or otherwise of such Pledgor) has, within the five-year period preceding the date hereof, or, in the case of an Additional Pledgor, the date of the applicable Counterpart, had a different name from the name of such Pledgor listed on the signature pages hereof, except the names set forth on Schedule IV annexed hereto or the applicable Counterpart.

(k)   Margin Regulations.  The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(l)    Other Information.  All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of such Pledgor with respect to the Pledged Collateral is accurate and complete in all respects.

(m)  Account Debtors.  None of the account debtors or other persons obligated on any of the portions of the Pledged Assets consisting of accounts receivable is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Pledged Collateral.

                                The representations and warranties as to the information set forth in Schedules referred to herein are made, as to each Pledgor as of the date hereof and, as to each Additional Pledgor, as of the date of the applicable Counterpart, that, in the case of a Pledge Amendment, such representations and warranties are made as of the date of such Pledge Amendment.

                                Company shall cause its legal counsel to deliver a legal opinion regarding certain of the representations and warranties set forth in this Section 5 and such other matters as may be reasonably requested by Secured Party.

SECTION 6.         Covenants.  Each Pledgor shall:

(a)   not, except as expressly permitted by the Loan Documents, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement or any other Loan Document, or (iii) permit any issuer of Pledged Equity to merge or consolidate unless all the outstanding Equity Interests of the surviving or resulting Person are, upon such merger or consolidation, pledged hereunder (subject to the proviso to Section 2(a)) and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent Person;

(b)   not, except as expressly permitted by the Loan Documents, (i) sell, assign (by operation of law or otherwise), exchange, relocate or otherwise dispose of any of its property or assets, except in the ordinary course of such Pledgor’s business, (ii) create or suffer to exist any Lien upon or with respect to any of the property or assets of Pledgor (or any of its direct or indirect subsidiaries), except for Permitted Liens;

(c)   cause each issuer of Pledged Equity not to issue Equity Interests in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Pledgor, (ii) subject to the proviso to Section 2(a), pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests of each issuer of Pledged Equity, and (iii) subject to the proviso to Section 2(a), pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all Equity Interests of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Domestic Subsidiary or a first tier Foreign Subsidiary of Company;

(d)   at its expense (i) perform and comply in all material respects with all terms and provisions of any agreement related to the Pledged Collateral required to be performed or complied with by it, (ii) maintain all such agreements in full force and effect, and (iii) enforce all such agreements in accordance with their terms;

(e)   give Secured Party at least 30 days’ prior written notice of any (i) change in such Pledgor’s name, identity or corporate structure and (ii) reincorporation, reorganization or other action that results in a change of the jurisdiction or organization of such Pledgor;

(f)    promptly deliver to Secured Party all written notices received by it with respect to the Pledged Collateral;

(g)   pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except to the extent the validity thereof is being contested in good faith; provided that such Pledgor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against such Pledgor or any of the Pledged Collateral as a result of the failure to make such payment;

(h)   keep adequate records concerning the Pledged Collateral and permit Secured Party or its representatives or designees from time to time to examine and make copies of and abstracts from such records;

(i)    at its expense, defend Secured Party’s right, title and security interest in and to the Pledged Collateral against the claims of any person;

(j)    at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that Secured Party may reasonably request in order to (i) perfect and protect the security interests created or purported to be created hereby, (ii) enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral or (iii) otherwise effect the purposes of this Agreement;

(k)   not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement except as permitted by the Loan Documents and this Agreement; not take or fail to take any action that could reasonably be expected to result in any one or more of the representations and warranties set forth in

Section 5 of this Agreement being or becoming incorrect or inaccurate as of a time at or after the time of such action or failure to act;

(l)    not take or fail to take any action which would in any manner impair the enforceability of Secured Party’s security interest in any Pledged Collateral;

(m)  keep the Pledged Collateral in good order and repair and not use the same in violation of law or any policy of insurance thereon;

(n)   permit Secured Party, or its designee, to inspect the Pledged Collateral at any reasonable time, wherever located;

(o)   pay promptly when due all taxes, assessments, governmental charges and levies upon the Pledged Collateral or incurred in connection with the use or operation of such Pledged Collateral or incurred in connection with this Agreement;

(p)   at its expense, promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or reasonably desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral;

(q)   not incur any material indebtedness other than the Loan without Secured Party’s prior written approval, which approval shall not be unreasonably withheld or delayed, other than (i) borrowings under agreements existing as of the date hereof and (ii) borrowings otherwise permitted under the Loan Agreement;

(r)    not pledge any assets of Company or its direct or indirect subsidiaries, other than Permitted Liens, without Secured Party’s prior written approval, which approval shall not be unreasonably withheld or delayed; and

(s)   not issue any securities or other ownership interests, other than Permitted Securities, without Secured Party’s prior written approval, which approval shall not be unreasonably withheld or delayed.

SECTION 7.         Further Assurances.

(a)   Each Pledgor agrees that from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver, and cause to be executed and delivered, at request of Secured Party, agreements establishing that Secured Party has control over all Pledged Collateral and all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.  Without limiting the generality of the foregoing, each Pledgor will:  (i) execute (if necessary) and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at Secured Party’s request, appear in and defend any action or proceeding that may affect such Pledgor’s title to or Secured Party’s security interest in all or any part of the Pledged Collateral.  Each Pledgor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Collateral without the signature of such Pledgor.

(b)           Each Pledgor further agrees that it will, upon obtaining any additional Equity Interest (including any additional Equity Interest hereafter owned in a Domestic Subsidiary that is a direct subsidiary of Company or a Foreign Subsidiary that is a first tier subsidiary of Company (in each case, formed or acquired after the date of this Agreement)), promptly (and in any event within five Business Days) deliver to Secured Party a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Schedule V annexed hereto (a “Pledge Amendment”), in respect of the additional Pledged Equity to be pledged pursuant to this Agreement; provided that the failure of such Pledgor to execute a Pledge Amendment with respect to any additional Pledged Equity shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.  Upon each such acquisition, the representations and warranties contained in Section 5 hereof shall be deemed to have been made by such Pledgor as to the Pledged Equity described in such Pledge Amendment.

(c)           Each Pledgor shall promptly notify Secured Party in writing of any rights to Intellectual Property Collateral acquired by such Pledgor after the date hereof.  Promptly after the filing of an application for any Trademark Registration, Patent or Copyright Registration, each Pledgor shall execute and deliver to Secured Party an IP Supplement, and submit a Grant for recordation with respect thereto in the applicable IP Filing Office; provided, the failure of any Pledgor to execute an IP Supplement or submit a Grant for recordation with respect to any additional Intellectual Property Collateral shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.  Upon delivery to Secured Party of an IP Supplement, Schedules VII, VIII, IX annexed hereto and Schedule A to each Grant, as applicable, shall be deemed modified to include a reference to any right, title or interest in any existing Intellectual Property Collateral or any Intellectual Property Collateral set forth on Schedule A to such IP Supplement.  Upon each such acquisition, the representations and warranties contained in Section 5(h) hereof shall be deemed to have been made by such Pledgor as to such Intellectual Property Collateral, whether or not such IP Supplement is delivered.

SECTION 8.         Voting Rights; Dividends; Etc.

(a)   So long as no Event of Default shall have occurred and be continuing:

(i)            each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Documents; provided, however, that such Pledgor shall not exercise or refrain from exercising any such right if Secured Party shall have notified such Pledgor that, in Secured Party’s judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and

(ii)           each Pledgor shall be entitled to receive and retain any and all dividends, other distributions and interest paid in respect of the Pledged Collateral; provided, however, that any and all

(A)          dividends, other distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

(B)           dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

(C)           cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Pledged Collateral,

shall be, and shall forthwith be delivered to Secured Party to hold as, Pledged Collateral and shall, if received by such Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of such Pledgor and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with all necessary endorsements).

(b)   Upon the occurrence and during the continuation of an Event of Default:

(i)            upon written notice from Secured Party to Pledgors, all rights of Pledgors to exercise the voting and other consensual rights that they would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

(ii)           all rights of Pledgors to receive the dividends, other distributions and interest payments that they would otherwise be authorized to receive and retain pursuant to Section 8(a)(ii) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, other distributions and interest payments; and

(iii)          all dividends, principal, interest payments and other distributions that are received by Pledgors contrary to the provisions of paragraph (ii) of this Section 8(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgors and shall forthwith be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements).

(c)   In order to permit Secured Party to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 8(a)(ii) or Section 8(b)(ii), (i) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), each Pledgor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Equity and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity would be entitled (including, without limitation, giving or withholding written consents of holders of Equity Interests, calling special meetings of holders of Equity Interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Equity or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

SECTION 9.         Secured Party Appointed Attorney-in-Fact.  Each Pledgor hereby irrevocably appoints Secured Party as such Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of such Pledgor, Secured Party or otherwise, from time to time in Secured Party’s discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

(a)   to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of such Pledgor;

(b)   upon the occurrence and during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

(c)   upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any instruments made payable to such Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same;

(d)   upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral;

(e)   to pay or discharge taxes or Liens levied or placed upon or threatened against the Pledged Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of such Pledgor to Secured Party, due and payable immediately without demand;

(f)    upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and such Pledgor’s expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Pledged Collateral and Secured Party’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do; and

(g)   upon the occurrence and during the continuance of an Event of Default, to obtain and adjusted insurance required to be maintained by such Pledgor.

                However, Secured Party shall have no obligation to do any of the foregoing or to take any actions relating to the Pledged Collateral, and Secured Party may, without liability to any Pledgor or any other Person, take or refrain from taking any such actions, as Secured Party in its sole discretion deems to be in the interest of Secured Party.

SECTION 10.       Secured Party May Perform; No Assumption.

(a)   If any Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by such Pledgor under Section 15(b).

(b)   Anything contained herein to the contrary notwithstanding, (i) each Pledgor shall remain liable under any agreements included in or related to the Pledged Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Secured Party of any of its rights hereunder shall not release any Pledgor from any of its duties or obligations under any such agreements, and (iii) Secured Party shall not have any obligation or liability under any such agreements by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 11.       Standard of Care.  The powers conferred on Secured Party under this Agreement are solely to protect the interests of Secured Party in the Pledged Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Pledged Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any prior parties or any other rights pertaining to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value.  Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property consisting of negotiable securities.

SECTION 12.             Insurance Matters.

(a)   Each Pledgor will maintain with financially sound and reputable insurers insurance with respect to its inventory insured with casualty or physical hazard insurance on an “all risks” basis, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such Inventory.  Such insurance shall be in such minimum amounts that such Pledgor will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to Secured Party.  In addition, within thirty (30) days of the date of this Agreement, all such insurance shall name Secured Party as an additional insured.

(b)   The proceeds of any casualty insurance in respect of any casualty loss of any of the Pledged Collateral shall be held by Secured Party as cash collateral for the Secured Obligations.  Secured Party may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as Secured Party may reasonably prescribe, for direct application by such Pledgor solely to the repair or replacement of the inventory property so damaged or destroyed, or Secured Party may apply all or any part of such proceeds to the Secured Obligations.

(c)   All policies of insurance shall provide for at least thirty (30) days’ prior written cancellation notice to Secured Party.  In the event of failure by any Pledgor to provide and maintain insurance as herein provided, Secured Party may, at its option, provide such insurance and charge the amount thereof to such Pledgor.  Within thirty (30) days of the date of this Agreement, Company shall furnish Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

SECTION 13.       Remedies.

(a)   If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Pledged Collateral), and Secured Party may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral.  Secured Party may be the purchaser of any or all of the Pledged Collateral at any such sale, and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Secured Party at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgors, and each Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Pledgors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

(b)   Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the “Securities Act”), and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Equity conducted without prior registration or qualification of such Pledged Equity under the Securities Act and/or such state or other applicable securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Equity for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges that any such private placement may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including, without limitation, an offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, such Pledgor agrees that any such private placement shall, in and of itself, not be deemed to be commercially unreasonable and that Secured Party shall have no obligation to delay the sale of any Pledged Equity for the period of time necessary to permit the issuer thereof to register it for a form of sale requiring registration under the Securities Act or under applicable state or other securities laws, even if such issuer would, or should, agree to so register it.

(c)   If Secured Party determines to exercise its right to sell any or all of the Pledged Equity, upon written request, each Pledgor shall and shall cause each issuer of any Pledged Equity to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the amount of Pledged Equity that may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

SECTION 14.       Application of Proceeds.  Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in the following order of priority:

FIRST:  To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Pledgors, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder;

SECOND:  To the payment of all other Secured Obligations and, as to obligations arising under the Loan Documents, as provided in the Loan Documents; and

THIRD:  To the payment to or upon the order of Company, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

SECTION 15.       Indemnity and Expenses.

(a)   Pledgors jointly and severally agree to indemnify Secured Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(b)   Pledgors jointly and severally agree to pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

(c)   The obligations of Pledgors in this Section 15 shall survive the termination of this Agreement and the discharge of Pledgors’ other obligations under this Agreement and the Loan Documents, as the case may be.

SECTION 16.       Continuing Security Interest; Assigns.  This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations, (b) be binding upon each Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns; provided, however, that neither Secured party nor any Pledgor may assign this Agreement without the prior written consent of the other.  Upon the payment in full of all Secured Obligations, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgors.  Upon any such termination Secured Party will, at Pledgors’ expense, execute and deliver to Pledgors such documents as Pledgors shall reasonably request to evidence such termination.

SECTION 17.             Additional Pledgors.  From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto as additional Pledgors (each an “Additional Pledgor”), by executing a counterpart of this Agreement substantially in the form of Schedule VI annexed hereto.  Upon delivery of any such counterpart to Secured Party, notice of which is hereby waived by Pledgors, each such Additional Pledgor shall be a Pledgor and shall be as fully a party hereto as if such Additional Pledgor were an original signatory hereto.  Each Pledgor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Pledgor hereunder, nor by any election of Secured Party not to cause any Subsidiary of Company to become an Additional Pledgor hereunder.  This Agreement shall be fully effective as to any Pledgor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Pledgor hereunder.

SECTION 18.       Amendments; Etc.  No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgors.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 19.       Notices.  Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Secured Party shall not be effective until received.  For the purposes hereof, the address of each party hereto shall be as set forth under such party’s name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other party hereto.

SECTION 20.       Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 21.       Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 22.       Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 23.       Governing Law; Terms.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING WITHOUT LIMITATION SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.  Unless otherwise defined herein or in the Loan Documents, terms used in Articles 8 and 9 of the UCC are used herein as therein defined.

SECTION 24.       Consent to Jurisdiction and Service of Process.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PLEDGOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PLEDGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 19; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PLEDGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 24 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 410.40 OR OTHERWISE.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 24 SHALL LIMIT THE RIGHT OF SECURED PARTY TO TAKE PROCEEDINGS AGAINST ANY PLEDGOR IN ANY OTHER COURT OF COMPETENT JURISDICTION, NOR SHALL THE TAKING OF PROCEEDINGS IN ANY ONE OR MORE JURISDICTIONS

PRECLUDE THE TAKING OF PROCEEDINGS IN ANY OTHER JURISDICTIONS, WHETHER CONCURRENTLY OR NOT, TO THE EXTENT PERMITTED BY THE LAW OF SUCH OTHER JURISDICTION.

SECTION 25.       Waiver of Jury Trial.  PLEDGORS AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PLEDGOR AND SECURED PARTY ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR SUCH PLEDGOR AND SECURED PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PLEDGOR AND SECURED PARTY HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH PLEDGOR AND SECURED PARTY FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 25 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 26.       Counterparts.  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 27.       Suretyship Waivers by Pledgors, etc.

(a)   Each Pledgor jointly and severally agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Secured Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Pledgor agrees as follows:  (i) Secured Party may from time to time, without notice or demand and without affecting the validity or enforceability of this Agreement or giving rise to any limitation, impairment or discharge of such Pledgor’s liability hereunder, (A) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Secured Obligations, (B) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Secured Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (C) request and accept guaranties of the Secured Obligations and take and hold other security for the payment of the Secured Obligations, (D) release, exchange, compromise, subordinate or modify, with or without consideration, any other security for payment of the Secured Obligations, any guaranties of the Secured Obligations, or any other obligation of any Person with respect to the Secured Obligations, (E) enforce and apply any other security now or hereafter held by or for the benefit of Secured Party in respect of the Secured Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Secured Party may have against any such security, as Secured Party in its discretion may determine consistent with the Note and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (F) exercise any other rights available to Secured Party under the Note, at law or in equity; and (ii) this Agreement and the obligations of such Pledgor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Secured Obligations), including without limitation the occurrence of any of the following, whether or not such Pledgor shall have had notice or knowledge of any of them:  (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Secured Obligations or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Secured Obligations, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions of the Note or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Secured Obligations, (C) the Secured Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of indebtedness other than the Secured Obligations, even though Secured Party might have elected to apply such payment to any part or all of the Secured Obligations, (E) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Secured Obligations, (F) any defenses, set-offs or counterclaims which Company may allege or assert against Secured Party in respect of the Secured Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of such Pledgor as an obligor in respect of the Secured Obligations.

(b)   Each Pledgor hereby waives, for the benefit of Secured Party:  (i) any right to require Secured Party, as a condition of payment or performance by such Pledgor, to (A) proceed against Company, any guarantor of the Secured Obligations or any other Person, (B) proceed against or exhaust any other security held from Company, any guarantor of the Secured Obligations or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of Secured Party in favor of Company or any other Person, or (D) pursue any other remedy in the power of Secured Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Secured Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Secured Obligations; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon Secured Party’s errors or omissions in the administration of the Secured Obligations, except behavior which amounts to bad faith; (v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of such Pledgor’s obligations hereunder, (B) the benefit of any statute of limitations affecting such Pledgor’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that Secured Party protect, secure, perfect or insure any other security interest or lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, notices of default under the Note or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Secured Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 27(a) and any right to consent to any thereof; and (vii) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

(c)   As used in this Section 27(c), any reference to “the principal” includes Company, and any reference to “the creditor” includes Secured Party.  In accordance with Section 2856 of the California Civil Code (a) each Pledgor waives any and all rights and defenses available to such Pledgor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code.  No other provision of this Agreement shall be construed as limiting the generality of any of the covenants and waivers set forth in this Section 27(c).  This Section 27(c) is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Agreement or to any of the Secured Obligations.

(d)   Until the Secured Obligations shall have been paid in full, each Pledgor shall withhold exercise of (i) any claim, right or remedy, direct or indirect, that such Pledgor now has or may hereafter have against Company or any of its assets in connection with this Agreement or the performance by such Pledgor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise and including without limitation (A) any right of subrogation, reimbursement or indemnification that such Pledgor now has or may hereafter have against Company, (B) any right to enforce, or to participate in, any claim, right or remedy that Secured Party now has or may hereafter have against Company, and (C) any benefit of, and any right to participate in, any other collateral or security now or hereafter held by Secured Party, and (ii) any right of contribution such Pledgor now has or may hereafter have against any guarantor of any of the Secured Obligations.  Each Pledgor further agrees that, to the extent the agreement to withhold exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Pledgor may have against Company or against any other collateral or security, and any rights of contribution such Pledgor may have against any such guarantor, shall be junior and subordinate to any rights Secured Party may have against Company, to all right, title and interest Secured Party may have in any such other collateral or security, and to any right Secured Party may have against any such guarantor.

(e)   Secured Party shall have no obligation to disclose or discuss with Pledgors its assessment, or any Pledgor’s assessment, of the financial condition of Company.  Each Pledgor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Note, and each Pledgor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Secured Obligations.  Each Pledgor hereby waives and relinquishes any duty on the part of Secured Party to disclose any matter, fact or thing relating to the business, operations or condition of Company now known or hereafter known by Secured Party.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Pledgors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PLEDGORS:

POWER-ONE, INC., a Delaware corporation

By:	/s/ R. HOLLIDAY
Title: Secretary

Notice Address:	740 Calle Plano
Camarillo, CA 93012
Attn: Randy Holliday

P-O DELAWARE, INC., a Delaware corporation

By:	/s/ R. HOLLIDAY
Title: Secretary

Notice Address:	740 Calle Plano
Camarillo, CA 93012
Attn: Randy Holliday

PAI CAPITAL LLC, a Delaware limited liability company

By:	/s/ R. HOLLIDAY
Title: Member

Notice Address:	740 Calle Plano
Camarillo, CA 93012
Attn: Randy Holliday

PLEDGORS:

HC POWER, INC., a California corporation

By:	/s/ R. HOLLIDAY
Title: Secretary

Notice Address:	740 Calle Plano
Camarillo, CA 93012
Attn: Randy Holliday

P-O NEVADA CORP., a Nevada corporation

By:	/s/ R. HOLLIDAY
Title: Secretary

Notice Address:	740 Calle Plano
Camarillo, CA 93012
Attn: Randy Holliday

SECURED PARTY:

PWER BRIDGE, LLC

By:	/s/ WILLIAM B. KEISLER
Title: Authorized Representative

Notice Address:	c/o Stephens Inc.
111 Center Street
Little Rock, AK 72201

SCHEDULE I

Pledged Equity

Issuer	Class of Equity Interest	Certificate Nos.	Amount of Equity Interests	Percentage Pledged
DOMESTIC SUBSIDIARIES (OTHER THAN PAI CAPITAL LLC)
HC Power, Inc. (California)	Common Stock	40	100%	100%
P-O Delaware, Inc. (Delaware)	Common Stock	1	100%	100%
P-O Nevada Corp. (Nevada)	Common Stock	1	100%	100%

FOREIGN SUBSIDIARIES THAT ARE FIRST-TIER SUBSIDIARIES
Power-One Energy Solutions Pty Ltd. (Australia)	Ordinary	Share certificates not required	100%	Up to 66%
Power-One Limited (Cayman Islands)	Ordinary	1	100%	Up to 66%
Power-One Co. Ltd. (China)	Not applicable	Not applicable	100%	Up to 66%
Power-One Asia Pacific Electronics (Shenzhen) Co. (China)	Not applicable	Not applicable	100%	Up to 66%
Power-One I/S (Denmark)	Not applicable	Not applicable	100%*	Up to 66%
Power-One OY (Finland)	Normal	Share certificates not required	100%	Up to 66%

* Including Company’s 25% Equity Interest in Power-One I/S and P-O Nevada’s 75% Equity Interest in Power-One I/S.

Schedule I-1

Power-One Ltd. (Hong Kong)	Ordinary	3 and 6	100%	Up to 66%
Power-One Hungary Holdings Kft. (Hungary)	Registered Capital	Not applicable	100%	Up to 66%
Power-One Italy Holdings S.p.A. (Italy)	Ordinary	Certificate to be issued	100%	Up to 66%
Power-One Energy Solutions SDN BHD (Malaysia)	Ordinary	4	100%	Up to 66%
Power-One LLC (Russia)	Participatory Share	Not applicable	100%	Up to 66%
Power-One Pte. Ltd. (Singapore)	Ordinary	5	100%	Up to 66%
Power-One Power Solutions AB (Sweden)	Common	Not required	100%	Up to 66%
Power-One AG (Switzerland)	Common	TBD	100%	Up to 66%
Power-One Limited (UK)	Ordinary	TBD	100%	Up to 66%

Schedule I-2

SCHEDULE II

Property and Assets

                All of the property and assets (other than leased or owned real property) of the entities listed below as Pledgors, including all such property and assets that are now owned and all such property and assets that may hereafter be acquired, and including, but not limited to, inventory, accounts, equipment, chattel paper, documents, instruments, copyrights, trademarks, service marks, patents and related rights, general intangibles, deposit accounts, cash and cash equivalents, investment property (including, but not limited to, interests in subsidiaries) and any and all proceeds and products of any of the foregoing and any of the proceeds or products thereof:

                The Pledgors of the collateral described herein shall include the following:  Power-One, Inc.; P-O Delaware, Inc., PAI Capital LLC, HC Power, Inc. and P-O Nevada Corp.

Schedule II-1

SCHEDULE III

Filing Offices

Pledgor	Filing Offices

Power-One, Inc.	Delaware
P-O Delaware, Inc.	Delaware
PAI Capital LLC	Delaware
HC Power, Inc.	California
P-O Nevada Corp.	Nevada

Schedule III-1

SCHEDULE IV

Office Locations, Type and Jurisdiction of Organization

Name of Pledgor	Type of Organization	Office Locations	Jurisdiction of Organization	Organization Number

Power-One, Inc.	Corporation	Camarillo, CA	Delaware	77-0420182
P-O Delaware, Inc.	Corporation	Camarillo, CA	Delaware	3621936
PAI Capital LLC	Limited liability company	Camarillo, CA	Delaware	20-8164367
HC Power, Inc.	Corporation	Camarillo, CA	California	1260082
P-O Nevada Corp.	Corporation	Camarillo, CA	Nevada	C18404-00

Names of Pledgors Used in Past Five Years

Not applicable

Schedule IV-1

SCHEDULE V

Pledge Amendment

This Pledge Amendment, dated                         ,     , is delivered pursuant to Section 7(b) of the Security Agreement referred to below.  The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement dated                     ,         , among                             , as Company, the other Pledgors named therein, and                               , as Secured Party (the “Security Agreement,” capitalized terms defined therein being used herein as therein defined) and that the Pledged Equity listed on this Pledge Amendment shall be deemed to be part of the Pledged Equity and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

[NAME OF PLEDGOR]

By:
Title:

Issuer	Class of Equity Interests	Certificate Nos.	Amount of Equity Interests	Percentage Ownership Interest	Percentage Pledged

Schedule V-1

SCHEDULE VI

Form of Counterpart

COUNTERPART (this “Counterpart”), dated                           , is delivered pursuant to Section 17 of the Security Agreement referred to below.  The undersigned hereby agrees that this Counterpart may be attached to the Security Agreement, dated as of                           ,                (as it may be from time to time amended, modified or supplemented, the “Security Agreement”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among Power-One, Inc., PAI Capital LLC and PWER Bridge, LLC, as Secured Party.  The undersigned, by executing and delivering this Counterpart, hereby becomes a Pledgor under the Security Agreement in accordance with Section 17 thereof and agrees to be bound by all of the terms thereof.  Without limiting the generality of the foregoing, the items of property described in the schedule attached hereto shall be deemed to be part of the and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

[NAME OF ADDITIONAL PLEDGOR]

By:
Name:
Title:

Schedule VI-1

EXHIBIT I TO

SECURITY AGREEMENT

[FORM OF GRANT OF TRADEMARK SECURITY INTEREST]

GRANT OF TRADEMARK SECURITY INTEREST

WHEREAS, [NAME OF PLEDGOR], a                        corporation (“Pledgor”), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Trademark Collateral (as defined below); and

WHEREAS, Company and Secured Party are parties to a Term Loan Agreement dated as of September 28, 2006 (said loan agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the “Loan Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined) and a Promissory Note dated as of October 23, 2006 (the “Note”, and together with the Loan Agreement, the “Loan Documents”).  The Loan Documents evidence a loan from Secured Party to Borrower in the original principal amount of Fifty Million Dollars ($50,000,000); and

WHEREAS, the maturity date of the Loan pursuant to the Note is April 30, 2008.  Company has requested Secured Party to extend the maturity date to April 30, 2010; and

WHEREAS, as a condition to extending the maturity date of the Loan, Pledgor has created in favor of Secured Party a security interest in, and Secured Party has become a secured creditor with respect to, the Trademark Collateral;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Pledgor to Secured Party pursuant to the Security Agreement, Pledgor hereby grants to Secured Party a security interest in all of Pledgor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Pledgor now has or hereafter acquires an interest and wherever the same may be located (the “Trademark Collateral”):

(i)            all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by such Pledgor, or hereafter adopted and used, in its business (including, without limitation, the trademarks set forth on Schedule A annexed hereto) (collectively, the “Trademarks”), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications set forth on Schedule A annexed hereto), all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries, and all goodwill of such Pledgor’s business symbolized by the Trademarks and associated therewith; and

(ii)           all proceeds, products, rents and profits of or from any and all of the foregoing Trademark Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Trademark Collateral.  For purposes of this Grant of Trademark Security Interest, the term “proceeds” includes whatever is receivable or received when Trademark Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

Pledgor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, Pledgor has caused this Grant of Trademark Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the      day of               ,           .

[NAME OF PLEDGOR]

By:
Name:
Title:

SCHEDULE A

TO

GRANT OF TRADEMARK SECURITY INTEREST

Owner	Trademark Description	Registration/Appl. Number	Registration/Appl. Date

I-A-1

EXHIBIT II TO

SECURITY AGREEMENT

[FORM OF GRANT OF PATENT SECURITY INTEREST]

GRANT OF PATENT SECURITY INTEREST

WHEREAS, [NAME OF PLEDGOR], a                        corporation (“Pledgor”), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Patent Collateral (as defined below); and

WHEREAS, Company and Secured Party are parties to a Term Loan Agreement dated as of September 28, 2006 (said loan agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the “Loan Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined) and a Promissory Note dated as of October 23, 2006 (the “Note”, and together with the Loan Agreement, the “Loan Documents”).  The Loan Documents evidence a loan from Secured Party to Borrower in the original principal amount of Fifty Million Dollars ($50,000,000); and

WHEREAS, the maturity date of the Loan pursuant to the Note is April 30, 2008.  Company has requested Secured Party to extend the maturity date to April 30, 2010; and

WHEREAS, as a condition to extending the maturity date of the Loan, Pledgor has created in favor of Secured Party a security interest in, and Secured Party has become a secured creditor with respect to, the Patent Collateral;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Pledgor to Secured Party pursuant to the Security Agreement, Pledgor hereby grants to Secured Party a security interest in all of Pledgor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Pledgor now has or hereafter acquires an interest and wherever the same may be located (the “Patent Collateral”):

(i)            all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by such Pledgor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Pledgor in whole or in part (including, without limitation, the patents and patent applications set forth on Schedule A annexed hereto), all rights (but not obligations) corresponding thereto to sue for past, present and future infringements and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof; and

(ii)             all proceeds, products, rents and profits of or from any and all of the foregoing Patent Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Patent Collateral.  For purposes of this Grant of Patent Security Interest, the term “proceeds” includes whatever is receivable or received when Patent Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

Pledgor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, Pledgor has caused this Grant of Patent Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the        day of                         ,           .

[NAME OF PLEDGOR]

By:
Name:
Title:

SCHEDULE A

TO

GRANT OF PATENT SECURITY INTEREST

Patents Issued:

Patent No.	Issue Date	Invention	Inventor

Patents Pending:

Applicant’s Name	Date Filed	Application Number	Invention	Inventor

II-A-1

EXHIBIT III TO

SECURITY AGREEMENT

[FORM OF GRANT OF COPYRIGHT SECURITY INTEREST]

GRANT OF COPYRIGHT SECURITY INTEREST

WHEREAS, [NAME OF PLEDGOR], a                        corporation (“Pledgor”), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Copyright Collateral (as defined below); and

WHEREAS, Company and Secured Party are parties to a Term Loan Agreement dated as of September 28, 2006 (said loan agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the “Loan Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined) and a Promissory Note dated as of October 23, 2006 (the “Note”, and together with the Loan Agreement, the “Loan Documents”).  The Loan Documents evidence a loan from Secured Party to Borrower in the original principal amount of Fifty Million Dollars ($50,000,000); and

WHEREAS, the maturity date of the Loan pursuant to the Note is April 30, 2008.  Company has requested Secured Party to extend the maturity date to April 30, 2010; and

WHEREAS, as a condition to extending the maturity date of the Loan, Pledgor has created in favor of Secured Party a security interest in, and Secured Party has become a secured creditor with respect to, the Copyright Collateral;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Pledgor to Secured Party pursuant to the Security Agreement, Pledgor hereby grants to Secured Party a security interest in all of Pledgor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Pledgor now has or hereafter acquires an interest and wherever the same may be located (the “Copyright Collateral”):

(i)                                     all rights, title and interest (including rights acquired pursuant to a license or otherwise) under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas (including, without limitation, the works set forth on Schedule A annexed hereto, as the same may be amended pursuant hereto from time to time) (collectively, the “Copyrights”), all copyright registrations issued to Pledgor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations set forth on Schedule A annexed hereto, as the same may be amended pursuant hereto from time to time) (collectively, the “Copyright Registrations”), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the “Copyright Rights”),

III-1

including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of Pledgor), authored (as a work for hire for the benefit of Pledgor), or acquired by Pledgor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of such Pledgor or in the name of Secured Party or Lenders for past, present and future infringements of the Copyrights and Copyright Rights; and

(ii)                                  all proceeds, products, rents and profits of or from any and all of the foregoing Copyright Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Copyright Collateral.  For purposes of this Grant of Copyright Security Interest, the term “proceeds” includes whatever is receivable or received when Copyright Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

Pledgor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

III-2

IN WITNESS WHEREOF, Pledgor has caused this Grant of Copyright Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the        day of                       ,           .

[NAME OF PLEDGOR]

By:
Name:
Title:

III-3

SCHEDULE A

TO

GRANT OF COPYRIGHT SECURITY INTEREST

U.S. Copyright Registrations:

Title	Registration No.	Date of Issue	Registered Owner

Foreign Copyright Registrations:

Country	Title	Registration No.	Date of Issue

Pending U.S. Copyright Registration Applications:

Title	Appl. No.	Date of Application	Copyright Claimant

Pending Foreign Copyright Registration Applications:

Country	Title	Appl. No.	Date of Application

III-A-1

EXHIBIT IV TO

SECURITY AGREEMENT

IP SUPPLEMENT

This IP SUPPLEMENT, dated as of               , is delivered pursuant to and supplements (i) the Security Agreement, dated as of                               ,            (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the “Security Agreement”), among                                    [Insert Company name], [Insert Name of Pledgor] (“Pledgor”), the other Pledgors named therein, and [Insert name of Lender], as Secured Party, and (ii) the [Grant of Trademark Security Interest] [Grant of Patent Security Interest] [Grant of Copyright Security Interest] dated as of                       ,            (the “Grant”) executed by Pledgor.  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Grant.

Pledgor grants to Secured Party a security interest in all of Pledgor’s right, title and interest in and to the [Trademark Collateral] [Patent Collateral] [Copyright Collateral] set forth on Schedule A annexed hereto.  All such [Trademark Collateral] [Patent Collateral] [Copyright Collateral] shall be deemed to be part of the [Trademark Collateral] [Patent Collateral] [Copyright Collateral] and shall be hereafter subject to each of the terms and conditions of the Security Agreement and the Grant.

IN WITNESS WHEREOF, Pledgor has caused this IP Supplement to be duly executed and delivered by its duly authorized officer as of                             .

[PLEDGOR]

By:
Name:
Title:

V-1